UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 22, 2016

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Operating Officer

On May 22, 2016, the Board of Directors (the Board) of Gilead Sciences, Inc. (Gilead) appointed Kevin Young CBE to serve as Chief Operating Officer effective May 24, 2016. Mr. Young will receive an annual base salary of $1,050,000. His target bonus opportunity (as a percent of annual base salary) is 95%. The Board approved equity awards for Mr. Young with an effective date of June 10, 2016 comprising of (i) stock options with a grant date fair value of $1,750,000 and (ii) performance-based restricted stock units having individual performance goals with a grant date fair value of $1,750,000. The number of shares actually granted will be based on the fair value on the June 10, 2016 effective date. The options will be granted under Gilead’s 2004 Equity Incentive Plan, as amended, and will have an exercise price equal to the closing price of Gilead’s common stock on June 10, 2016. The options will have a maximum term of ten years measured from such effective date. The performance-based restricted stock units will be subject to individual performance goals set by the Compensation Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ Brett A. Pletcher
Brett A. Pletcher Executive Vice President and General Counsel

Date: May 25, 2016